EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 2011 with respect to the audited consolidated financial statements of Bering Exploration, Inc. for the year ended March 31, 2011.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 18, 2012